Exhibit 10.7

ЛІЦЕНЗІЙНА УГОДА	LICENSE AGREEMENT
м. Київ, Україна«___»_____ 2013 року	Kyiv, Ukraine «___»_____2013

Компанія «Труніті», юридична особа, яка зареєстрована та діє відповідно до законодавства Сполучених Штатів Америки, офіс якої зареєстровано за адресою 2711, Центервільроад, оф.400, м. Вілмінгтон, Нью Кастл, 19808, Делавер, Сполучені Штати Америки, далі в тексті «Ліцензіар», в особі ______________________________________, який (яка) діє на підставі ______________________________________, з однієї сторони,
та
Товариство з обмеженою відповідальністю «ЕДУКОМ», юридична особа, яка зареєстрована та діє відповідно до законодавства України, офіс якої зареєстровано за адресою Україна, 03110, м. Київ, бул. Івана Лепсе – вул. Академіка Каблукова, будинок 51/16, в подальшому «Ліцензіат», в особі ______________________________________, який діє на підставі ______________________________________, з іншої сторони,
разом далі в тексті – «Сторони», а кожна окремо – «Сторона»,
усвідомлюючи природу даної Ліцензійної угоди, значення своїх дій та їх юридичні наслідки, діючи добровільно, без фізичного, психічного та будь-якого іншого примусу, намагаючись врегулювати саме ті відносини, що відповідають заявленим цілям,
уклали дану Ліцензійну угоду про наступне:

Trunity, Inc., a legal entity, registered and operating under the laws of the United States of America, having its registered office at the address: 2711, Centerville road, Suite 400, city of Wilmington, County of New Castle, 19808, State of Delaware, hereinafter referred to as the “Licensor” represented by ______________________________________, acting on the basis of ______________________________________, on the one hand, and
Limited Liability Company «EDUCOM», a legal entity registered and operating according to the legislation of Ukraine which has its registered office at the address: 51/16, Ivana Lepse Blvd. – Akademika Kablukova Str., city of Kyiv, 03110, Ukraine, hereinafter referred to as the “Licensee” represented by ______________________________________, acting on the basis of ______________________________________, on the other hand, jointly hereinafter referred to as «the Parties», and each separately hereinafter referred to as «the Party», understanding the nature of the present Agreement, realizing the value of the actions and legal consequences, acting freely, with no physical, psychical or other compulsion, wishing to settle those relations which meet the required purposes, have concluded the present License agreement as follows:

ПРЕАМБУЛА	PREAMBLE

Приймаючи до уваги, що Ліцензіат має потребу у використанні певного продукту інтелектуальної власності.
Враховуючи, що Ліцензіар володіє продуктом інтелектуальної власності, параметри якого повністю задовольняють потреби Ліцензіата.
Таким чином, з метою договірного врегулювання всіх попередніх домовленостей Сторін щодо істотних умов та для забезпечення взаємних економічних та підприємницьких інтересів, Сторони домовилися про викладене нижче:

Whereas the Licensee needs to have specific product of intellectual property.

Considering that Licensor owns the product of intellectual property, criteria fully satisfy the needs of the Licensee

Thus, with the purpose of agreementual settling of all previous negotiations of the Parties on essential conditions and to ensure mutual economic and business interests, the Parties agreed on the following:

1	ВИЗНАЧЕННЯ ТЕРМІНІВ	DEFINITION OF TERMS
	В даному Ліцензійній угоді наступні терміни, якщо інше не визначено прямо, мають наступне значення:	In this License agreement the following terms, unless otherwise agreed directly, have the following meanings:
1.1	«Ліцензійна угода» − даний Ліцензійна угода про передачу виключних майнових прав на Платформу на території України.	«License agreement» - present License agreement on transfer of exclusive property rights on the Platform in Ukraine
1.2	«Додаток» − будь-який додаток до Ліцензійної угоди, який є його невід’ємною частиною, якщо він вчинений в письмовій формі та підписаний уповноваженими представниками Сторін.	«Attachment» means any attachment to the License agreement, which is its integral part, if it is concluded in writing and signed by the authorized representatives of the Parties.
1.3	«Проект» – створення спеціалізованого ресурсу у галузі почтакової і середньої шкільної освіти (1-11 класи) .	«Project» − means public educational resource within Ukraine’s primary and secondary education system (grades 1 – 11) development.
1.4	«Старт Проекту» - момент початку реалізації Проекту, який буде визначено додатково.	«Project start» - the date when the Project implementation starts, and which will be determined additionally.
1.5	«Платформа» – об’єкт права інтелектуальної власності, а саме сукупність комп’ютерних програм та частин програм у вигляді Платформи Trunity (відповідної версії), що належить Ліцензіару.
«Platform» means an object of intellectual property rights, namely aggregate of the computer programs and parts of the programs in the form of Trunity platform (appropriate version), which belongs to the Licensor on the right of ownership.

1.6	«Ліцензія» – виключний та невідкличний дозвіл Ліцензіара на право використання Ліцензіатом Платформи в порядку та у межах, визначених Ліцензійною угодою.	«License» means an exclusive and irrevocable permission of the Licensee to use the Platform in accordance with the License Agreement.
1.7
«Дозволене використання» - використання Платформи в освітньому ресурсі в початкових і середніх школах загальнодержавної системи освіти України (класи 1 - 11) Дозволеними користувачами. Платформа буде використана Ліцензіатом в Україні для цілей доставки освітнього контенту в Україні.
Дозволене використання, не включає (і)  використання студентами вищих навчальних закладів освіти  як всередині, так і поза межами України, (іі) використання студентами або іншими особами за межами України з неукраїнською програмою-орієнтованою освітою, і (ііі) використовується для освітніх або не-освітніх цілей за межами початкової та середньої освіти (класи 1 – 11).
Разом з цим, для забезпечення мети Ліцензії, відповідний доступ до Платформи надається особам, які не є складовою системи початкової та середньої освіти, однак пов’язані з нею. Такі особи також включені до переліку Дозволених користувачів.

«Permitted Use» means using the Platform in public education for Ukraine’s primary and secondary education system (grades 1 – 11) by Permitted users. Platform will be used for purposes of delivering educational content in Ukraine.

Specifically excluded from the Permitted Use, among other excluded uses, are (i) use by students or others within higher or adult education both inside and outside Ukraine, (ii) use by students or others outside Ukraine from non-Ukrainian-curriculum-centered education, and (iii) use for educational or non-educational purposes outside of primary and secondary education (grades 1 – 11).

At the same time for the purpose of the License relevant access to the Platform is given to persons who are not the part of primary and secondary education system but connected with it. Such persons are put into a list of Permitted users.

1.8
«Дозволений користувач» – для цілей Ліцензійної угоди визнаються:
А) учні державних початкових і середніх рівнів системи освіти України (1-11 клас) у кількості до 1,5 млн. осіб;
B) куратори – вчителі та інші особи, яким надано право визначення та забезпечення доступу користувачів до Проекту;
C) батьки учнів – особи, яким надається інформація про учня;
D) правовласники контенту Проекту – особи, яким наається доступ до статистики використання їхнього контенту;
E) інші особи, яким надане право доступу до Проекту на оплатній основі.
Перевищення кількості Дозволених користувачів категорії А не є порушенням Ліцензійної угоди, а є підставою для зміни вартості Ліцензії, відповідно до Додатку №1.
Фінансові умови залучення до Проекту Дозволених користувачів категорії E буде визначено Сторонами окремо.

«Permitted User» for the purpose of Agreement means:
A) students of elementary and secondary school level of education of Ukraine (1-11 grade) in number up to 1.5 million;
B) supervisers – teachers and other persons that have the right to confirm a user access to the Project;
C) students’ parents – person who gains access to information about student;
D) content rightholders – person who gains access to owned content statistics;
E) other persons who get paid access to the Project.
Excess of category A users above the limit number shall not be taken to be a breach of Agreement, but shall result in additional payment according to Attachment 1.
Financial terms of category E users shall be determined by the Parties further in a separate agreement.

1.9
«Конфіденційна інформація» – будь-які відомості (повідомлення, дані), в тому числі інформація, що становить комерційну таємницю, представлені Сторонами одна одній у письмовому або іншому вигляді за умови, що Сторона, що розкриває таку інформацію, вкаже на конфіденційність названих відомостей (повідомлень, даних), в тому числі письмово або шляхом проставлення на носії інформації відповідного грифу конфіденційності.

«Confidential information» means any information (notification, data), including information, that is a commercial secret, represented by the Parties to each other in writing or in other form, provided that the Party~~,~~ disclosing such information~~,~~ should point at confidentiality of the information mentioned above (notification, data), including in written form or by indication on the data carrier of the corresponding mark of confidentiality.

1.10
«Чинне законодавство» − будь-який чинний нормативний, підзаконний акт України, зведення законів, судове рішення, наказ, надпис, судова заборона в будь-якій юрисдикції, інші законодавчі або адміністративні заходи, будь-які рішення органів місцевого самоврядування, що мають силу закону і застосовуються до відносин Сторін.

«Current legislation» means such documents: any current normative document of Ukraine, by-law, the Agreement, the Code of laws, the court decision, order, inscription, injunction, other legislative or administrative measures, any decisions of the bodies of local self-government, which are legally valid and used to the relations of the Parties.

1.11
«Форс-мажорні обставини» − непередбачені та непереборні події, що відбуваються незалежно від волі Сторін (війна, воєнні дії, громадські безпорядки, блокада, ембарго, інші міжнародні санкції, страйк, локаут, пожежа, аварія, паводок, блискавка, смерч, ураган, землетрус, інше стихійне лихо чи сезонне природне явище, валютні обмеження, інші дії держав, або інші обмеження прав власності, прийняті відповідним державним органом або органом місцевого самоврядування тощо) і призводять до ускладнення/неможливості виконання Ліцензійної угоди. Не можуть визнаватись форс-мажорними обставинами рішення власників Сторін, якщо вони спрямовані на зміну чи припинення прав і обов’язків за Ліцензійною угодою. Незважаючи на вищесказане, нездатність Сторони зробити оплату в установленому порядку, з будь-якої причини, не вважається форс-мажорною обставиною. Сторона, що декларує настання форс-мажорних обставин докладає всі можливі зусилля, щоб усунути перешкоду і відновити виплати у найкоротші практично можливі строки.

«Force-majeure circumstances» means unexpected and irresistible events, which take place regardless of will of the Parties (war, military actions, public disorders, blockade, embargoes, other international approvals, strike, lock-out, fire, accidents, flood, lightning, tornado, hurricane, earthquake, other natural disasters or seasonal natural phenomenon, other actions of the states, as well as other limitations of property rights, approved by the corresponding body or body of local self-government and etc.) and result in complication/impossibility of performance of the License agreement. Decision of proprietors of the Parties cannot be admitted as force-majeure circumstances, if they are aimed to the change or termination of rights and duties under the present License agreement. Notwithstanding the foregoing, the inability of a Party to make a payment due hereunder, for whatever reason, shall not be deemed a force majeure event.  The party claiming force majeure shall make every reasonable effort to remove the obstacle and to resume performance at the earliest practicable time.

1.12	Будь-які граматичні, синтаксичні та інші помилки, описки тощо не повинні тлумачитись Сторонами всупереч цілям Ліцензійної угоди.	Any grammatical, syntactic and other mistakes, as well as slips etc. should not be interpreted by the Parties in conflict with the purposes of the License agreement.
1.13
«Істотне порушення» означає (і), нездатність здійснювати платежі за цим Ліцензійною угодою, (іі) нездатність виконання взятих на себе майнових не грошових зобов’язань по цій Ліцензійній угоді або відмова від них.
«Material breach» means (i) a failure to make payments required by this Agreement, (ii) failure or refusal to honor material nonmonetary obligations under this Agreement.
2	ПРЕДМЕТ ЛІЦЕНЗІЙНОЇ УГОДИ	SUBJECT OF THE LICENSE AGREEMENT
2.1
Ліцензіар надає Ліцензіату виключні права на Дозволене використання Платформи на території України, а Ліцензіат виплачує Ліцензіару плату на умовах, передбачених Ліцензійною угодою та Додатками до нього.
Для цілей цієї Угоди виключне право означає, що Ліцензіар не передать нікому жодних прав та юридичних можливостей на Дозволене використання Платформи в Україні

Licensor grants the Licensee the exclusive rights to use the Platform in Ukraine solely for the “Permitted Use”, and Licensee shall pay to Licensor a fee under the terms provided by this License agreement and its Attachments.
For purpose of this Agreement exclusive right means that Licensor shall not transfer to any person any rights or legal opportunities for the Permitted use of the Platform.

2.2	Ліцензіар гарантує Ліцензіату наявність в нього майнових прав на Платформу, які можуть бути надані та надаються Ліцензіату, за Ліцензійною угодою.	Licensor guarantees to Licensee existence of its property rights over the Platform that can be provided and are provided to Licensee under License agreement.
2.3	За Ліцензійною угодою Ліцензіат не отримує права на підписання субліцензійних договорів щодо використання даної Платформи.	Under this License agreement, Licensee receives no rights to sign sublicenses for use of this Platform.
2.4
Права на використання Платформи, передані відповідно до Ліцензійної угоди, не можуть бути відкликані раніше закінчення строку дії самого Ліцензійної угоди за умови відмови Ліцензіата від пролонгації Ліцензійної угоди. В тому випадку, якщо дію Ліцензійної угоди буде пролонговано, заборона на відкликання прав на використання Платформи буде продовжена до закінчення строку, на який було пролонговано Ліцензійна угода.

The rights to use the Platform transferred according to the License agreement cannot be withdrawn before the expiration of the License agreement with the condition that Licensee will not prolong the License agreement. If the validity of the License agreement will be prolonged the ban on withdrawal of rights to use the Platform will be extended until the end of the term for which License agreement was prolonged.

2.5
Платформа поставляється з базовим інформаційним наповненням – освітнім електронним контентом. Базовий контент поставляється на умовах GNU General Public License (універсальна загальнодоступна ліцензія). Такі умови дозволяють копіювати, модифікувати і поширювати (у тому числі на комерційній основі) контент, але тільки в межах Дозволеного використання. Відповідно до Creative Commons  ліцензії, власник авторських прав вказує точні терміни використання (наприклад, "комерційний", "некомерційний", і т.д., як це визначено в http://creativecommons.org/), і Ліцензіат може вільно копіювати, модифікувати і поширення такого контенту в обмеження, передбачені умовами ліцензії, Creative Commons але тільки в межах Дозволеного використання.

The Platform shall be delivered along with the built-in basic digital educational content. Basic content is distributed under the GNU public license (multipurpose publicly available license) as well as under the Creative Commons license framework. Under the GNU public license the Licensee is free to copy, modify and distribute the content (including but not limited to commercial distribution) but only for the Permitted Use.  Under the Creative Commons license framework, the copyright holder specifies exact usage terms (e.g. “commercial”, “non-commercial”, etc, as defined at http://creativecommons.org/) and Licensee is free to copy, modify and distribute such content within the restrictions specified by the Creative Commons license terms, but only for Permitted Use.

2.6
Використання додаткового комерційного контенту Ліцензіара Ліцензіатом для будь-яких інших цілей, крім Дозволеного використання, не є предметом цієї Угоди і заборонено без згоди Ліцензіара за своїм розсудом, якщо тільки такий додатковий контент не придбаний на Trunity store. Розроблений власними силами Ліцензіата контент, а також інший правомірно отриманий контент, може використовуватися Ліцензіатом без обмежень.
Використання Платформи для будь-яких інших цілей, крім Дозволеного використання, не є предметом цієї Угоди і заборонено без згоди Ліцензіара

Use of additional commercial content of the Licensor by the Licensee for any purpose other than the Permitted Use is not subject to this agreement and is prohibited without Licensor’s consent in its sole discretion, unless such additional content is purchased through the Trunity store. Content which is developed by the Licensee as well as other content legally obtained by the Licensee may be used by the latter without any restriction.

Use of the Platform for any purpose other than the Permitted Use is not subject to this agreement and is prohibited without Licensor’s consent in its sole discretion

2.7
Ліцензіат та Дозволені користувачі Платформи мають гарантоване право доступу до базового контенту. Це означає, що Ліцензіар не буде блокувати такий контент та/або вимагати додаткової оплати за доступ до такого контенту.

Licensee and end Permitted users of the Platform shall be granted access to Basic content. This means that the Licensor will not block such content and/or demand for additional remuneration for access to such content.

2.8	Ліцензіар не отримує прав на контент, який створений, придбаний, розміщений та використовується Ліцензіатом у Проекті.	The Licensor shall not be granted any rights for content createrd, purchased, posted and used by the Licensee in the Project.
2.9
Для цілей Проекту Ліцензіатом буде ствероено / придбано певна кількість програм, додатків та сервісів, які поєднуватимуться з Платформою, не змінюючи її. Такі дії знаходяться в межах Дозволеного використання та не потребують окремої згоди Ліцензіара. Ліцензіар не отримує прав на такі програми, додатки, сервіси.

For the purpose of the Project Licensee will create or purchase a number of programs, applications and services connected with the Platform without changing one. Such actions are in Permitted use and do not need any permission of Licensor. Licensor gains no rights to such programs, applications and services.

2.10
Проект або окремі його частини можуть становити собою окремі об’єкти інтелектуальної власності (нематеріальні активи), права на які (за виключенням Платформи) належатимуть Ліцензіату та можуть бути передані третім особам.

Project or parts of it shall become separated objects of intellectual property rights (non-material assets) with all rights (exceprt rights for the Platform) received by Licensor and Licensor will have the right to transfer them.

	3. ПРАВА ТА ОБОВ’ЯЗКИ СТОРІН	3. RIGHTS AND LIABILITIES OF THE PARTIES
3.1	Ліцензіат має право на використання Платформи, згідно з її призначенням виключно у своїй господарській діяльності.	Licensee has the right to use the Platform in accordance with its purpose solely in its business.

3.2
За Ліцензійною угодою Ліцензіату надаються наступні права на користування Платформою:
• виключне право на використання як в цілому, так і будь-якої його частини, елементу, будь-яким чином та у будь-який спосіб на власний розсуд Ліцензіата, за умови, проте, що Платформа може бути використана тільки для Дозволеного використання;
• виключне право на внесення змін і модифікацій та доповнень до Платформи згідно з Platform Application Programming Interface (API), включаючи адаптацію до іншого середовища або іншого круга користувачів, а також інші зміни, доповнення або скорочення, за умови, однак, що всі ці зміни відповідають  публічно задокументованим керівництву  API;
• виключне право на внесення змін і модифікацій в Платформу, включаючи адаптацію до іншого середовища або іншого круга користувачів, а також інші зміни, доповнення або скорочення за умови, що всі ці зміни підлягають попередньому письмовому згоди погодженню з Ліцензіаром, який не повинен  необгрунтовано відмовити в цьому, у разі якщо Ліцензіар не в змозі продовжувати підтримувати Платформу в зв'язку з істотним порушенням умов цієї Угоди Ліцензіаром і без можливості виправлення таких порушень, як це передбачено тут, або по причині неплатоспроможності, банкрутства або ліквідації, виключні права на такі зміни в Платформі без письмової згоди Ліцензіара, також письмову згоду Ліцензіара не потрібно отримувати  для створеня будь-яких надбудов і доповнень, які не пов'язані зі змінами в ядрі Платформи;
• виключне право перешкоджати неправомірному використанню Платформи, в тому числі забороняти таке використання іншими особами;
• виключне право на отримання доходів від використання Платформи;
• виключне право використовувати Платформу та/або будь-яку його частину, елемент, складову, як в цілому, так і окремо при здійсненні Ліцензіатом своєї підприємницької та господарської діяльності.

Under this License agreement to Licensee are granted the following rights on using the Platform:
• exclusive right to use as a whole or any part of it, element by any means and in any manner on sole discretion of the Licensee; provided, however, that the Platform may be used only for the Permitted Use;

• exclusive right to make changes, modifications and additions via the Platform Application Programming Interface (API), including adapting to a different environment or different range of users, as well as other changes, additions or reductions; provided however, that all such changes conform to the publically documented API guidelines;

• exclusive right to make changes and modifications in the Platform, including adapting to a different environment or different range of users, as well as other changes, additions or reductions; provided however, that all such changes shall be subject to Licensor’s prior written approval, which shall not be unreasonably withheld; in case Licensor  is unable to continue supporting the Platform due to material breach of this Agreement by Licensor and failure to cure such breach as provided herein, or due to insolvency, bankruptcy or dissolution, exclusive rights to make such changes to the Platform without requiring written approval from Licensor shall be granted. Written approval of the Licensor is not needed for any add-ins and add-ons that are not related to changes in the core of the Platform;

• exclusive right to prevent misuse of Platforms, including prohibit such use by others;

• exclusive right to receive income from the use of Platform;
• exclusive right to use the Platform and/or any part of it, element, component, as a whole, and separately in carrying out by Licensee its business and economic activity.

3.3	Ліцензіар має право на отримання від Ліцензіата плати за передачу прав на використання Платформи, розмір та порядок сплати якої визначені в Додатку №1.	Licensor has a right to receive a fee from the Licensee for the transfer of rights on using the Platform, size and manner of payment of which are defined in Attachment№ 1.
3.4.
Ліцензіар зобов’язується здійснювати технічну підтримку та супровід роботи Платформи на умовах, передбачених окремо укладеним договором. При цьому обсяг підтримки за таким окремим договором не може бути меншим за обсяг, визначений у Додатку № 2.
Для виключення будь-яких сумнівів, Ліцензіар зобов’язується надати Ліцензіату підтримку та супровід роботи Платформи у обсягу, не меншому за обсяг, визначений у Додатку № 2, навіть у тому випадку, якщо окремий договір про підтримку не буде укладений.

Licensor agrees to provide technical support and maintenance of Platform on the conditions provided at separately concluded agreement.
In this case, the volume of support for such separate agreement shall not be less than the amount specified in Attachment № 2.

To avoid any doubt, the Licensor is obliged to provide to Licensee support and maintenance of the Platform in the amount not less than the amount specified in Attachment № 2 even if a separate agreement for support will not be concluded.

3.5.
Незалежно від будь-яких положень цієї Угоди, Ліцензіат не має права використовувати Платформу або будь-яку інтелектуальну власность Ліцензіара, прямо або побічно, поза межами України або в Україні для будь-яких інших цілей, крім Дозволеного використання. Виключні права на використання Платформи на території України, тільки в межах Дозволеного використання, які отримує Ліцензіат після підписання Ліцензійної угоди, включають право на надання доступу до даної Платформи третім особам – Дозволеним користувачам. Дозволені користувачі отримують доступ до Платформи на підставі ліцензії кінцевого користувача, яка по своїй суті є договором публічної оферти щодо користування Платформою. Надання доступу до Платформи Дозволеним користувачам не вважається наданням їм субліцензії для цілей цієї Ліцензійної угоди.

Notwithstanding any provision of this Agreement to the contrary, Licensee shall have no right to use the Platform or any of Licensor’s intellectual property, directly or indirectly, outside of Ukraine or within Ukraine for any purpose other than the Permitted Use. The exclusive rights to use the Platform in Ukraine for the Permitted Use, which Licensee gets after the signing of the License agreement, include the right of access to the Platform for third --party – Permitted users. Permitted users gain access to the Platform under a final user license, which essentially is a agreement of the public offer for use the Platform. Providing by Licensee of access to the Platform Permitted users is not considered as giving them sublicenses for the purpose of this Agreement.

3.6	Ліцензіат не буде прямо чи опосередковано намагатися перепроектувати Платформу. Даний пункт має тлумачитися з урахуванням п.2.7-2.10 Угоди.	Licensee will not directly or indirectly attempt to reverse engineer the Platform. This point has to be interpreted consistent with points 2.7-2.10 of the Agreement.
3.7
Після підписання Ліцензійної угоди та отримання права на використання Платформи Ліцензіат матиме право на внесення відповідних змін та доповнень до Платформи з метою її якнайліпшої адаптації до Участі у Проекті. Під внесенням змін та доповнень розуміється можливість адаптування, локалізації, створення Ліцензіатом та третіми особами за замовленням Ліцензіата прикладних програм для Платформи. Всі зміни та доповнення у відповідності з цим розділом, крім тих, де зазначено використання API, вимагають попередньої письмової згоди Ліцензіара, який не повинен  необгрунтовано відмовити.

After signing of the License agreement and obtaining the right to use the Platform the Licensee has the right to make appropriate changes and amendments to the Platform with the purpose to best adapt it to the project. Under the making of changes and amendments means opportunity of adaptation, localization, creation by Licensees and third parties commissioned by Licensee applications for the Platform.  All changes and amendments pursuant to this Section other than those made using the publicly documented Application Programming Interface shall require Licensor’s prior written approval, which shall not be unreasonably withheld.

3.8	Ліцензіар цим підтверджує, що для захисту своїх прав на використання Платформи Ліцензіат має право звернутися до суду.	Licensor hereby confirms that to protect its rights to use the Platform, Licensee has the right to apply to the court.

4	КОНТРОЛЬ НАД ВИКОРИСТАННЯМ ПРАВ	CONTROL OVER USAGE OF RIGHTS TO SOFTWARE
4.1
Факт передачі прав за Ліцензійною угодою від Ліцензіара Ліцензіату посвідчується Актом приймання-передачі прав на використання Платформи, що укладається в двох примірниках, по одному для кожної з Сторін.

The fact of the transfer of rights under this License agreement from Licensor to Licensee is certified by the respective acceptance certificate that shall be concluded in two copies, one for each Party.

4.2	Ліцензіар має право в будь-який час здійснювати контроль над використанням Ліцензіатом наданих йому за Ліцензійною угодою прав.	Licensor is entitled to check the use of the rights granted under License agreement at any time.
4.3 4.4.
Ліцензіат зобов’язаний вживати заходів для запобігання неправомірного використання Платформи, не допускати її використання сторонніми особами, що не мають повноважень, наданих Ліцензіаром.
Ліцензіарз моменту підписання Угоди до Старту Проекту має право сформулювати технічні вимоги до хостінгу та інших технічних аспектів функціонування Платформи. Такі вимоги мають бути економічно та технічно обґрунтованими.

Licensee is obliged to take measures to prevent the misuse of the Platform~~,~~ and to prevent its use by third parties that are not so permitted by Licensor.

From the moment of Agreement signing until start of the Project, Licensor has the right to lay down technical demands to hosting and other techniques of using the Platform. Such demands mustbe technically and economically reasonable.

	ЗАГАЛЬНА ВАРТІСТЬ ЛІЦЕНЗІЙНОЇ УГОДИ	TOTAL VALUE OF THE LICENSE AGREEMENT
5.1	Загальна вартість Ліцензійної угоди, строки і порядок оплати встановлюється в Додатку №1.	Total value of the License agreement, terms and order of payments is set out in Attachment№ 1.
5.2	Додаток №1 також визначає вартість користування правом на Платформу після спливу 5 років дії Ліцензійної угоди за умови пролонгації його дії.	Attachment №1 also specifies costs of rights on the Platform upon expiration of 5 years validity of the License agreement provided that the License agreement is prolonged.
6	КОНФІДЕНЦІЙНІСТЬ	CONFIDENTIALITY
6.1
Сторони визнають конфіденційною інформацію про правовідносини між ними та іншу інформацію відповідно до Ліцензійної угоди, зокрема, але не обмежуючись: зміст Ліцензійної угоди, мета та цілі правовідносин між Сторонами; характер будь-яких домовленостей між Сторонами; умови взаємовідносин між Сторонами.

The Parties admit the confidential information about the relationship between them and other information in accordance with this License agreement, including but not limited to the content of the License agreement, the purpose and goals of relationships between the Parties, the nature of any agreements between the Parties, and the terms of relations between the Parties.

6.2
Кожна Сторона, а також всі її працівники, агенти та консультанти докладатимуть максимум зусиль для збереження конфіденційної інформації, та не будуть в будь-який спосіб використовувати в своїй діяльності та/або надавати третім особам будь-яку Конфіденційну інформацію, отриману від іншої Сторони, без погодження з іншою Стороною.

Each Party and all of their employees, agents and consultants will make every effort to protect confidential information, and will not use it in any way in their activities and / or provide to third parties any confidential information obtained from the other Party, without approval of the other Party.

6.3
Сторони висловлюють своє бажання обмежити доступ осіб, які не являються співробітниками Сторін, до Конфіденційної інформації. Невиконання щодо зазначених осіб правил поводження з Конфіденційною інформацією є порушенням Ліцензійної угоди.

Parties express their wish to restrict access of persons who are not employees of the Parties to the Confidential Information. Failure on these persons on the handling of confidential information is a violation of License agreement.

7	ВІДПОВІДАЛЬНІСТЬ СТОРІН	LIABILITY OF THE PARTIES
7.1	За невиконання або неналежне виконання зобов’язань за Ліцензійною угодою Сторони несуть відповідальність відповідно до законодавства України.	For non-performance or improper performance of obligations under this License agreement, the Parties have responsibility according to the legislation of Ukraine.
7.2	Ліцензіар не несе відповідальності за шкоду або збитки Ліцензіата або третіх осіб, пов’язаних з використанням Платформи.	Licensor is not responsible for damage or loss of Licensee or third parties related to the use of Platform.
7.3	У випадку порушення Ліцензіатом умов використання Платформи, Ліцензіат відшкодовує Ліцензіару завдані у зв’язку з цим збитки.	In case of violation by Licensee of the conditions of use of the Platform, Licensee shall compensate to Licensor for damages caused in connection with this statement.
7.4
Якщо Ліцензіату будуть пред’явлені будь-які вимоги третіх осіб через порушення майнових авторських та/або суміжних прав третіх осіб у зв’язку з використанням Ліцензіатом переданих йому за Ліцензійною угодою прав, Ліцензіар зобов’язаний врегулювати такі вимоги третіх осіб самостійно і за власний рахунок, а також компенсувати усі документально підтверджені збитки, які були завдані Ліцензіару внаслідок пред’явлення вимог третіми особами.

If to Licensee will be filed any claims of third parties due to violation of proprietary copyright and / or related rights of third parties in connection with use by Licensee referred to it under this License agreement rights, Licensor should settle such claims by third parties independently and by its own account and compensate all documented losses incurred to Licensor as a result of a claim by third parties.

8	ДОКУМЕНТИ ТА ПОВІДОМЛЕННЯ	DOCUMENTS AND NOTIFICATIONS
8.1
Листування, передача запитів, інструкцій, коментарів, документів (за виключенням випадків, прямо визначених в Ліцензійній угоді), іншої інформації між Сторонамин в процесі виконання Ліцензійної угоди, якщо інший порядок не узгоджено додатково, може вестись, в тому числі, за допомогою телефонного, електронного та факсимільного зв’язку. Кожна зі Сторін зобов’язується приймати отримані від іншої Сторони електронною поштою повідомлення та документи і керуватись інформацією, що міститься в них незалежно від того, будуть такі повідомлення та документи підписані електронним цифровим підписом, чи ні.

Correspondence, delivery of queries, instructions, comments, documents (except for the cases expressly established in the License agreement), other information between the Parties in the course of execution of the Agreement, if the other order is not agreed additionally, can be made, without limitation, by telephone, electronic and facsimile communication. Each of the Parties is under obligation to accept notifications and documents received from the other Party by e-mail, and to follow the information contained in them regardless of that if such notifications and documents are signed by an electronic digital signature, or not.

8.2
Цим Сторони зобов’язуються передавати посадовим особам під підпис або направляти один одному виключно рекомендованим листом з повідомленням про вручення, в тому числі за допомогою кур'єрської служби, наступні документи: a) претензії щодо виконання Ліцензійної угоди; b); повідомлення, щодо обставин, пов’язаних з припиненням, пролонгацією або зміною Ліцензійної угоди.
Вказані документи, що направлені всупереч визначеному порядку, вважаються такими, що не направлені, і можуть не розглядатись Стороною, що їх отримала.

Hereby the Parties are under obligation to deliver for signing by the officials or send to each other by registered mail with delivery confirmation or by recognized courier~~'~~ service, the following documents: a) claims with regard to alleged breach of the License agreement; b); notifications, with regard to the circumstances, related to the termination, prolongation or change of the License agreement.

The mentioned documents, directed in violation of the established order, are considered to be unsent, and cannot be examined by the Party, that has received them.

9	ЗАПЕВНЕННЯ ТА ГАРАНТІЇ СТОРІН	ASSURANCES AND GUARANTEES OF PARTIES
9.1
Цим кожна із Сторін запевняє іншу Сторону у наступному:
укладання Ліцензійної угоди не порушує і не буде порушувати у майбутньому будь-якого іншого зобов’язання кожної зі Сторін за будь-яким іншим правочином, стороною якого виступає відповідна Сторона, включаючи, але не обмежуючись положеннями установчих/реєстраційних документів Сторони та чинного законодавства країни її реєстрації;
кожна зі Сторін здійснила всі належні дії для того, щоб особа/и, що підписала/и Ліцензійна угода від її імені, мала/и належні та дійсні повноваження на таке підписання на дату укладання Ліцензійної угоди;
кожна зі Сторін здійснить всі належні дії для того, щоб особа/и, що буде/уть у майбутньому підписувати будь-які Додатки, Додаткові угоди до Ліцензійної угоди від її імені, мала/и належні та дійсні повноваження на таке підписання на дату укладання Додатків, Додаткових угод до Ліцензійної угоди;
умови Ліцензійної угоди після його підписання є дійсним та чинним зобов’язанням кожної зі Сторін.

By this each Party assures other Party in following:
signing of this License agreement does not violate and will not violate in the future any other obligations of any Party under any other transaction, where one of the parties acting appropriate Party, including but not limited to the statutory provisions/registration documents of the Party and current law of the country of its registration;

each Party has taken all appropriate steps to ensure that the person/s who signed this License agreement on behalf of its name has/ve appropriate and valid credentials on such sign at the date of signing of License agreement;

Each Party takes all appropriate steps to ensure that the person/s that will in the future sign any Attachments, Additional agreements to this agreement on behalf of its name has/ve appropriate and valid credentials on such sign on the date of signing of Attachments, Additional Agreements for this License agreement;
the terms of this License agreement after its signing is a valid and enforceable liability of each Party.

	Гарантія якості. Ліцензіар цим гарантує, що підтримка Платформи буде здійснюватися професійно підготовленим персоналом у відповідності до всіх вимог Ліцензійної угоди.	Quality Assurance. Licensor hereby warrants that Platform support will be provided by professionally trained personnel in accordance with all requirements of the License agreement.
10	ЗАСТОСОВНЕ ПРАВО ТА ВИРІШЕННЯ СПОРІВ	GOVERNING LAW AND RESOLUTION OF DISPUTES
10.1	Ліцензійна угода регулюється відповідно до права України.	This License agreement is governed according to the law of Ukraine.
10.2	Спори, що виникають між Сторонами в ході виконання Ліцензійної угоди, вирішуються шляхом переговорів.	Disputes arising between the Parties in the implementation of this License agreement shall be settled by negotiations.
10.3	Якщо спір неможливо вирішити шляхом переговорів, такий спір передається на розгляд до суду відповідно до чинного законодавства України.	If the dispute cannot be resolved by negotiation, the dispute shall be submitted to the court in accordance with the current legislation of Ukraine.

11	СТРОК ДІЇ ЛІЦЕНЗІЙНОЇ УГОДИ. ПРИПИНЕННЯ. ПРОЛОНГАЦІЯ	TERM OF LICENSE AGREEMENT.TERMINATION. PROLONGATION
11.1
Цим Сторони домовилися, що Ліцензійна угода набуває чинності з дати Старту проекту. Дата Старту проекту означає настання умов, за яких Ліцензіат може приступити до використання Платформи за призначенням. Про дату Старту проекту Ліцензіат повідомляє Ліцензіара офіційним листом в письмовій формі на офіційну адресу Ліцензіара, зазначену в Ліцензійній угоді. Дата відправлення Ліцензіатом листа вважається Стартом проекту. Для вступу Ліцензійної угоди в силу не потребується вчинення жодних додаткових дій або обґрунтування чи описання умов, що настали.

The Parties hereby agree that this License agreement shall take effect from the date of Start of the project. The date of Start of project means the date on which Licensee can begin the use of Platform. About the date of the Start of the project Licensee shall notify Licensor by official letter in written form to the official address of Licensor specified in this License agreement. The date of sending of letter Licensee by is considered Start of project. For entering of License agreement into force it is not needed any additional actions or ground or description of terms which came.

11.2
Продовження дії.
Після спливу 5 річного терміну дії Ліцензійної угоди, дія Ліцензійної угоди автоматично продовжується на тих самих умовах на кожний наступний календарний рік, у випадку, якщо жодна зі Сторін в строк не пізніше як за 180 (тридцять сто вісімдесят) календарних днів до закінчення строку дії Ліцензійної угоди письмово не повідомить іншу Сторону про припинення дії Ліцензійної угоди.

Renewal
After the expiry of five years term of this License agreement, the License agreement is automatically renewed on the same terms for each next calendar year, if none of the Parties no later than one hundred and eighty (180) calendar days prior to the expiration of the agreement notifies in writing the other Party of termination of this License agreement.

11.3
Припинення дії. Сторони не можуть припинити дію Ліцензійної угоди раніше 5 річного терміну її дії, підписавши відповідну угоду про припинення. за умови, проте, що будь-яка із Сторін може припинити дію цієї ліцензійної угоди на основі Істотного порушення іншою Стороною цієї Ліцензійної угоди або Договору купівлі-продажу з дати підписання її між Ліцензіаром та InnSolu Tech LLP, або Договору про реалізацію інвестиційного проекту, з дати підписання його між Ліцензіаром, Ліцензіатом та InnSolu Tech LLP, яке не було усунуто протягом 180 днів після повідомлення про таке порушення за винятком випадків відмови здійснення платежів, де строк спливає через 30 днів після повідомлення про таке порушення.
Ліцензіат має безумовне пріоритетне право на пролонгацію Ліцензійної угоди, після закінчення 5 річного періоду її дії (за умови, відсутності істотного порушення умов догоовру), що означає отримання виключних прав на використання Платформи на території України на наступний, визначений в Ліцензійній угоді, період.

Termination. The Parties cannot terminate the License agreement before expiration of the 5 year period of its validity, signing appropriate agreement on termination; provided, however, that either Party may terminate this License Agreement based on a Material breach by the other Party of this License Agreement or the Share Purchase Agreement of even date between Licensor and InnSolu Tech LLP or the Agreement on Realization of the Investment Project of even date among Licensor, Licensee and InnSolu Tech LLP, which has not been cured within 180 days after notice of such breach is delivered, except for failure to make payment where cure deadline is 30 days after notice of such breach is delivered.

The Licensee has an absolute priority right to prolong License agreement, after 5-year period of its validity, provided that no material breach is then pending. That means getting exclusive rights to use the Platform in Ukraine for the next specified in License agreement period.

12	ПРИКІНЦЕВІ ПОЛОЖЕННЯ	CONCLUDING PROVISION
12.1
Ліцензійна угода складено в двох примірниках на англійській та українській мовах по одному примірнику для кожної з Сторін. При тлумаченні Ліцензійної угоди англійська редакція має пріорітетну юридичну силу.
License agreement is concluded in two copies in English and Ukrainian languages one copy for each Party. In the interpretation of this License agreement English version has priority validity.
12.2
У випадку банкрутства або ліквідації Ліцензіара, Ліцензіату переходить повне, безстрокове, безвідкличне право на використання останньої доступної версії Платформи, її вихідного коду, об'єктного коду та інших відповідних активів, необхідних для поточного кодування, розвитку і функціонування Платформи без обмеження у часі.

In the event of bankruptcy or liquidation of the Licensor, the Licensee shall be transferred full unlimited, irrevocable right to use latest available version of the Platform, its source code, object code and other related assets, which are required for functioning and ongoing maintenance of the platform.

	БАНКІВСЬКІ РЕКВІЗИТИ ТА МІСЦЕЗНАХОДЖЕННЯ СТОРІН	BANKING DETAILS AND ADDRESSES OF THE PARTIES
	Компанія «Труніті»	Trunity, Inc.
	Адреса: 2711, Центервільроад, оф.400, м. Вілмінгтон, Нью Кастл, 19808, Делавер, Сполучені Штати Америки. Банк:	Address: 2711, Centerville road, Suite 400, city of Wilmington, County of New Castle, 19808, State of Delaware, USA Bank:
___________________________________ (______________________/______________________)

	Товариство з обмеженою відповідальністю «ЕДУКОМ»	Limited Liability Company «EDUCOM»
	Адреса: Україна, 03110, м. Київ, бул. Івана Лепсе – вул. Академіка Каблукова, будинок 51/16. Ідентифкаційний код: 34914117 Р/Р : 26004000028955 в ПАТ «Укрсоцбанк» в м. Києві, МФО : 300023	Address: 51/16, Ivana Lepse Blvd. – Akademika Kablukova Str., city of Kyiv, 03110, Ukraine. ID 34914117 Operating account: 26004000028955 PJSC “Ukrsotsbank” Kyiv, MFO (sort code) : 300023
___________________________________ (______________________/______________________)

	Додаток № 2 до Ліцензійної угоди від «___»_________ 2013 року	Attachment No. 2 to the License agreement of ___________________ 2013
	м. Київ, Україна«___»_____ 2013 року	Kyiv, Ukraine «___»_____2013
	ФІНАНСОВІ УМОВИ	FINANCIAL TERMS
1	Протягом 14 календарних днів з дати Старту проекту Ліцензіат перераховує Ліцензіару кошти у сумі $300 000 (з них $100 000 сплачується згідно із умовами Інвестиційного договору).	Within 14 calendar days from the date of Project Start, Licensee will transfer to Licensor funds in the amount of $ 300,000 [initial $100,000 – conform to investment contract].
2
після закінчення 5 (п’ятирічного) строку дії Ліцензійного Договору вартість Ліцензії складатиме 1/5 (одну п’яту частину) суми, визначеної у пункті 2 даного Додатку, за кожен календарний рік користування Ліцензією з урахуванням індексу інфляції за останній рік строку дії ліцензії з урахуванням: (1) інфляції, розрахованої Міністерством праці США індекс споживчих цін, і (2) пропорційно до загального числа студентів, що використовують платформу протягом року (наприклад, 1,8 мільйон студентів, що використовують платформу, буде дорівнювати щорічному ліцензійному збору $ 80 000 х 1,8 млн./1.5 млн. = $ 96 000).

The Parties agree that after 5 (five year) term of the License agreement cost of License will be 1/5 (one fifth) of the amount determined in point 2 of this Attachment, for each calendar year of using License, adjusted for inflation in the last year of the license’ validity period adjusted for (1) inflation as calculated by U.S. Department of Labor Consumer Price Index, and (2) prorated for the total number of students using the platform during that year (for instance, 1.8 million students using the platform would equal an annual license fee of $ 80 000 x 1.8 million/1.5 million = $96 000).

	Компанія «Труніті»	Trunity, Inc.
___________________________________ (______________________/______________________)

	Товариство з обмеженою відповідальністю «ЕДУКОМ»	Limited Liability Company «EDUCOM»
___________________________________ (______________________/______________________)

	Додаток № 2 до Ліцензійної угоди від «___»_________ 2013 року	Attachment No. 2 to the License agreement of ___________________ 2013
	м. Київ, Україна«___»_____ 2013 року	Kyiv, Ukraine «___»_____2013
	УМОВИ ПІДТРИМКИ	SUPPORT TERMS

1
Даним Додатком визначаються загальні засади здійснення Ліцензіаром підтримки Платформи. Деталізація процедури надання всього комплексу послуг з підтримки Платформи буде відображатися в окремо укладеному договорі між Ліцензіаром та Ліцензіатом. Вказаний договір у будь-якому разі має відображати умови, викладені у цьому Додатку.

This Attachment determines general termas and conditions of Platform support performance by the Licensor. Detailed procedure of complex support of the Platform will be regulated by separate agreement between Licensor and Licensee. Such separate agreement shall in any case represent terms of this Attachment.

2	Підписання Ліцензійної угоди покладає на Ліцензіара зобов’язання по забезпеченню:	By signing the present Atachment the Lisensor bears the following obligations:
2.1	організації впровадження Платформи на початковому етапі;	organizatiщт of integration of the Platform at the initial stage;
2.2	400 (чотириста) годин інженерних послуг, в тому числі по адаптації (кастомізації) Платформи для успішної реалізації Проекту;	400 (four hundred) working hours of engineerings services, including hours spent for adaptations (customisation) of the Platform for successful realization of the Project;
2.3	технічну підтримку 2 (другого) та 3 (третього) рівнів протягом першого року строку дії Ліцензії;	technical support of 2 (second) and 3 (third) levels during the first year-period of effect of the License;
2.4	надання інших послуг технічного характеру, необхідних для нормального функціонування Платформи відповідно до участі у Проекті;	Provision of other technical services, required for normal functioning of the Platform in accordance with the Project;
2.5	надання консультацій та рекомендацій по розгортанню локального впровадження Платформи.	Provision of consultations and recommendations on development of local introduction of the Platform.
3	Всі години більше вказаних 400 сплачуються за спеціальною зниженою ставкою $125/година.	All working hours beyond the initial 400 working hours will be charged at a discounted rate of $125 per hour.
4	Технічна підтримка Платформи наступним за першим роком період буде надаватися відповідно до окремо укладеного договору і між Сторонами.	Technical support of the Platform following the first year-period will be provided in accordance with the separate agreement between the Parties.
5	Технічна підтримка 1 (першого рівня) буде здійснюватися силами та за рахунок Ліцензіата.	Technical support of 1 (first level) will be carried out by effort and at the expences of the Licensee.
6
Перший рівень підтримки. Це початковий рівень підтримки орієнтований на вирішення основних питань кінцевих користувачів. У разі неможливості вирішення проблеми силами спеціалістів першого рівня, вона переадресовується підтримці другого рівня.

First level support. It the initial level of support is aimed to support end-users in the key issues. If it is impossible to solve the problem with first level specialists it  redirects to the second support level.

7
Другий рівень підтримки. Це більш глибокий рівень технічної підтримки, ніж перший. Питаннями адресованими цьому рівню підтримки займаються більш досвідчені спеціалісти, які мають більш глибокі знання про функціонування Платформи. У разі неможливості вирішення проблеми силами спеціалістів другого рівня, вона переадресовується підтримці третього рівня.

Second level support - is deeper level of technical support. Questions addressed within this level of support are resolved by more experienced specialists which have more thorough knowledges about functioning of the Platform. If the issue is not resolved within second level support, it is addressed to the third level.

8
Третій рівень підтримки. Це найвищий рівень підтримки, відповідає за обробку і вирішення найскладніших питань. Питаннями адресованими цьому рівню підтримки займаються експерти, які вільно орієнтуються або приймали участь в розробці Платформи. Неможливість вирішення проблеми на даному рівні може мати наслідком внесення значних функціональних змін у Платформі.

Third level of support – highest level of support, aimed for treatment and decision of the most difficult questions. Questions addressed within this level of support are resolved by experts which are freely oriented or took part in development of the Platform. Impossibility to fix the issue at this level shall result in considerable functional changes in the Platform.

9	Складність випадків для звернення щодо підтримки буде класифікуватися відповідно до наступних визначень:	Difficulty level of the issues addressed to the support team will be classified in accordance with the followings conditions:
9.1
Складність 1 "Критична". Коли інцидент зупиняє критично важливі бізнес процеси Замовника і обхідний шлях не доступний. Такому випадку має встановлюватися пріоритет вище інших і роботи повинні розпочатися негайно.

Complication 1 "Critical" - when an incident stops critically important business processes of the Customer and any alternative solutin is not accessible. The issues of such type must be assigned highest priority and support must be started immediately.

9.2	Складність 2 "Висока". Коли інцидент зменшує функціональність критично важливих бізнес процесів Замовника і обхідний шлях неможливий.	Complication 2 "High" - when an incident critically diminishes functionality of important business processes of the Customer and alternative solution is impossible.
9.3	Складність 3 "Середня". Коли додаток викликає помилку, яка зменшує, але не забороняє доступ користувачам. Тобто користувачі можуть працювати, але потребують підтримки і допомоги.	Complication 3 "Middle" - when application causes an error, which diminishes, but does not forbid access for users. Users can work with the Platform, but need support and help for normal functioning.
9.4	Складність 4 "Низька". Коли інцидент по суті є заявкою на зміну. Тобто запитуваної функціональності в системі раніше не було. Такий випадок повинен бути занесений у систему з низьким пріоритетом.
Complication 4 "Low" - when an incident in essence is a request on changing. That requested functionality in the system did not exist before. Such requests are assigned low-priority level for the purpose of support.

10	Об’єктами підтримки будуть:	The following objects will require support:
10.1	програмний комплекс «Сервіс Деск»;	software package "Service Desk";
10.2	функціонал базової платформи «Trunity»;	functional of basic platform «Trunity»;
10.3	документація по «АРI» базової платформи «Trunity»;	documentation on "API" of basic platform «Trunity»;
10.4	адаптована версія платформи «Trunity».	adapted version of the platform «Trunity».
11	Заявки щодо надання підтримки обробляються з 9:00 до 18:00 виключно в робочі дні, тобто з понеділка по п'ятницю за винятком офіційних свят.	Requests for support are processed from 9 a.m. to 6 p.m. only on working days, from Monday to Friday, except public holidays
12	Буде встановлений наступний час відгуку служби підтримки:	Will be installed next time for Feedback of Support Service:
12.1	відгук технічної підтримки першого рівня - 30 хвилин;	feedback of technical support of the first level - 30 minutes;

12.2	відгук технічної підтримки другого рівня – 2 години;	feed back of technical support of the second level - 2 hours;
12.3	відгук технічної підтримки третього рівня – 1 день.	feedback of technical support of the third level - 1 day;
13	Часом вирішення проблеми буде вважається різниця між часом вирішення проблеми та часом, коли виконавець був призначений. Час вирішення проблеми у відповідності до задіяного рівня технічної підтримки:
Time of problem’s solving will be the difference between the time when problem is solved and time when the agent was appointed. Time of problem’s solving according to the involved level of technical support:

13.1	технічної підтримки першого рівня - 1 робочий день;	technical support of the first level - 1 working day;
13.2	технічної підтримки другого рівня - 2 робочих дні;	technical support of the second level- 2 working days;
13.3	технічної підтримки третього рівня 5 робочих днів.	technical support of the third level - 5 working days;
14	На час надання послуг технічної підтримки Платформи від Сторони-1 призначається відповідальна особа - ______________________.	On the time of service support of the Platform from Party-1 is assigned a responsible person - ______________________.
15	Відповідальною за надання технічної підтримки Платформи особою від Компанії призначається - ______________________.	Responsible person for providing the technical support of the Platform assigned by the Company - ______________________.

	Компанія «Труніті»	Trunity, Inc.
___________________________________ (______________________/______________________)

	Товариство з обмеженою відповідальністю «ЕДУКОМ»	Limited Liability Company «EDUCOM»
___________________________________ (______________________/______________________)